Calculation of Filing Fee Tables
F-3
Hesai Group
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class B ordinary shares, par value US$0.0001 per share	457(r)	17,061,260	$ 27.30	$ 465,772,398.00	0.0001531	$ 71,309.75
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 465,772,398.00		$ 71,309.75
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 71,309.75
Offering Note
[1]	Note 1.a. Calculated in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended. Note1.b. Includes all Class B ordinary shares in the Global Offering (as defined in this prospectus supplement), other than 5,421,240 Class B ordinary shares offered and sold to the Cornerstone Investors (as defined in this prospectus supplement) which are being offered and sold in reliance on Regulation S and are not covered by this prospectus supplement and accompanying prospectus. The Class B ordinary shares registered hereby include those initially offered and sold within the United States, and those initially offered and sold outside the United States that may be resold from time to time within the United States. Offers and sales of Class B ordinary shares outside the United States are being made pursuant to applicable law. From time to time, such Class B ordinary shares may be represented by American depositary shares issuable upon deposit of the Class B ordinary shares registered hereby, which have been registered under a separate registrations statement on Form F-6 (Registration No. 333-269524). Each American depositary share represents one Class B ordinary shares. Note1.c. Includes 2,932,500 Class B ordinary shares offered to cover the underwriters' over-allotment. Note1.d. The translation from Hong Kong dollars to U.S. dollars was made at a rate of HK$7.7949 to US$1.00, the exchange rate on August 29, 2025, 2025 set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. The offering price is HK$212.80 per Class B ordinary share.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A